Exhibit 99.2
Supplemental Information
September 30, 2013
(Unaudited)

Disclaimer
Certain statements in this supplement contain “forward-looking” information as that term is defined by the Private Securities Litigation Reform Act of 1995. Any statements that do not relate to historical or current facts or matters are forward-looking statements. Examples of forward-looking statements include all statements regarding our expected future financial position, results of operations, cash flows, liquidity, business strategy, growth opportunities, potential acquisitions, and plans and objectives for future operations. You can identify some of the forward-looking statements by the use of forward-looking words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “should,” “may” and other similar expressions, although not all forward-looking statements contain these identifying words.
Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including the following: our dependence on Genesis HealthCare LLC (“Genesis”), the parent company of Sun Healthcare Group, Inc., until we are able to further diversify our portfolio; our dependence on the operating success of our tenants; changes in general economic conditions and volatility in financial and credit markets; the dependence of our tenants on reimbursement from governmental and other third-party payors; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to make acquisitions, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; our ability to raise capital through equity financings; the relatively illiquid nature of real estate investments; competitive conditions in our industry; the loss of key management personnel or other employees; the impact of litigation and rising insurance costs on the business of our tenants; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; our ability to maintain our status as a REIT; compliance with REIT requirements and certain tax matters related to our status as a REIT; and other factors discussed from time to time in our news releases, public statements and/or filings with the Securities and Exchange Commission (the “SEC”), especially the “Risk Factors” sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this supplement or to reflect the occurrence of unanticipated events, unless required by law to do so.
Note Regarding Non-GAAP Financial Measures
This supplement includes the following financial measures defined as non-GAAP financial measures by the SEC: EBITDA, Adjusted EBITDA, funds from operations (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share and Normalized AFFO per diluted common share. These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Reporting Definitions” in this supplement and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included under “Reconciliations of EBITDA, Adjusted EBITDA, Funds from Operations (FFO), Normalized FFO, Adjusted Funds from Operations (AFFO) and Normalized AFFO” in this supplement.
Tenant Information
This supplement includes information regarding each of our tenants that lease properties from us. The information related to these tenants that is provided in this supplement has been provided by the tenants. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only.

Company Information
Board of Directors

Richard K. Matros Chairman of the Board, President and Chief Executive Officer Sabra Health Care REIT, Inc.	Michael J. Foster Managing Director RFE Management Corp.

Milton J. Walters President Tri-River Capital	Robert A. Ettl Chief Operating Officer Harvard Management Company

Craig A. Barbarosh Partner Katten Muchin Rosenman LLP
Senior Management

Richard K. Matros Chairman of the Board, President and Chief Executive Officer	Harold W. Andrews, Jr. Executive Vice President, Chief Financial Officer and Secretary

Talya Nevo-Hacohen Executive Vice President, Chief Investment Officer and Treasurer
Other Information

Corporate Headquarters 18500 Von Karman Avenue, Suite 550 Irvine, CA 92612	Transfer Agent American Stock Transfer and Trust Company 6201 15th Avenue Brooklyn, NY 11219
www.sabrahealth.com
The information in this supplemental information package should be read in conjunction with the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the SEC. The Reporting Definitions and Reconciliations of Non-GAAP Measures are an integral part of the information presented herein.
On Sabra's website, www.sabrahealth.com, you can access, free of charge, Sabra’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after such material is filed with, or furnished to, the SEC. The information contained on Sabra’s website is not incorporated by reference into, and should not be considered a part of, this supplemental information package. All material filed with the SEC can also be accessed through their website, www.sec.gov.
For more information, contact Harold W. Andrews, Jr., Executive Vice President, Chief Financial Officer and Secretary at
(949) 679-0243.

See reporting definitions.	1

SABRA HEALTH CARE REIT, INC.
COMPANY FACT SHEET
Company Profile
Sabra Health Care REIT, Inc., a Maryland corporation (“Sabra,” the “Company” or “we”), operates as a self-administered, self-managed real estate investment trust (“REIT”) that, through its subsidiaries, owns and invests in real estate serving the healthcare industry. Sabra primarily generates revenues by leasing properties to tenants and operators throughout the United States.
As of September 30, 2013, Sabra’s portfolio included 120 real estate properties held for investment and leased to operators/tenants under triple-net lease agreements (consisting of (i) 96 skilled nursing/post-acute facilities, (ii) 23 senior housing facilities, and (iii) one acute care hospital), six debt investments (consisting of (i) two mortgage loans, (ii) one mezzanine loan, (iii) two pre-development loans, and (iv) one construction mortgage loan) and two preferred equity investments. As of September 30, 2013, Sabra’s real estate properties were located in 27 states and included 12,414 licensed beds.
Objectives and Strategies
Sabra expects to continue to grow its portfolio primarily through the acquisition of senior housing and memory care facilities and with a secondary focus on acquiring skilled nursing facilities. We have and will continue to opportunistically acquire other types of healthcare real estate (including acute care hospitals) and originate financing secured directly or indirectly by healthcare facilities. As Sabra acquires additional properties and expands its portfolio, Sabra expects to further diversify by tenant, asset class and geography within the healthcare sector. Sabra employs a disciplined, opportunistic approach in its healthcare real estate investment strategy by investing in assets that provide attractive opportunities for dividend growth and appreciation of asset values, while maintaining balance sheet strength and liquidity, thereby creating long-term stockholder value.

Market Facts		As of September 30, 2013
Stock Information (as of September 30, 2013)		Investments
Closing Price (common stock):	$23.01	Equity Investments
52-Week range (common stock):	$19.89 - $32.40	Skilled Nursing/Post-Acute	96
Market Capitalization:	$0.9 billion	Senior Housing	23
Enterprise Value:	$1.5 billion	Acute Care Hospital	1
Outstanding Shares (common stock):	37.3 million		120
Ticker symbols:		Debt Investments (1)	6
Common Stock	SBRA	Preferred Equity Investments (2)	2
Preferred Stock	SBRAP	Total Investments	128
Stock Exchange:	NASDAQ
Credit Ratings		Bed/Unit Count
Moody's:		Skilled Nursing/Post-Acute	10,826
Senior Notes Rating	B1 (stable)	Senior Housing	1,518
Preferred Equity Rating	B3	Acute Care Hospital	70
S&P:		Total Beds/Units	12,414
Corporate Rating	B+ (stable)
Senior Notes Rating	BB-
Preferred Equity Rating	CCC+

(1) As of September 30, 2013, our Debt Investments related to investments secured directly or indirectly by 13 skilled nursing facilities and a memory care facility with a total of 1,862 beds/units, two assisted living facility developments, and one acute care hospital development.
(2) As of September 30, 2013, our Preferred Equity Investments related to investments in entities owning a skilled nursing facility and an assisted living facility with a total of 193 beds/units.

See reporting definitions.	2

SABRA HEALTH CARE REIT, INC.
FINANCIAL HIGHLIGHTS
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues	$32,926	$26,038	$97,223	$74,882
EBITDA	$29,818	$21,807	$75,326	$62,591
Adjusted EBITDA	$29,869	$22,260	$86,027	$63,294
Net income attributable to common stockholders	$9,242	$5,226	$15,310	$15,554
FFO	$17,500	$12,722	$40,036	$37,910
Normalized FFO	$17,851	$13,175	$50,907	$38,613
AFFO	$16,261	$14,868	$38,464	$44,528
Normalized AFFO	$16,261	$14,868	$48,476	$44,528
Per common share data:
Diluted EPS	$0.24	$0.14	$0.41	$0.42
Diluted FFO	$0.46	$0.34	$1.06	$1.02
Diluted Normalized FFO	$0.47	$0.35	$1.35	$1.04
Diluted AFFO	$0.43	$0.39	$1.01	$1.18
Diluted Normalized AFFO	$0.43	$0.39	$1.27	$1.18
Weighted-average number of common shares outstanding, diluted:
EPS, FFO and Normalized FFO	37,828,573	37,465,114	37,777,458	37,276,013
AFFO and Normalized AFFO	38,065,299	37,748,716	38,067,386	37,660,657
Net cash flow from operations	$26,225	$23,815	$49,211	$47,902

	September 30, 2013	December 31, 2012
Real Estate Portfolio
Total Equity Investments (#)	120	119
Total Equity Investments, gross ($)	$962,809	$956,360
Total Licensed Beds/Units	12,414	12,382
Weighted Average Remaining Lease Term (in months)	125	132
Total Debt Investments (#)	6	2
Total Debt Investments, gross ($) (1)	$39,066	$12,022
Total Preferred Equity Investments (#)	2	—
Total Preferred Equity Investments, gross ($)	$7,090	$—

	Three Months Ended September 30, 2013	Twelve Months Ended September 30, 2013
EBITDARM Coverage (2)	1.75x	1.75x
EBITDAR Coverage (2)	1.33x	1.32x

	September 30, 2013	December 31, 2012
Debt
Book Value
Fixed Rate Debt	$499,785	$425,039
Variable Rate Debt	56,994	150,449
Total Debt	$556,779	$575,488
Weighted Average Effective Rate
Fixed Rate Debt	6.16%	7.01%
Variable Rate Debt	5.00%	4.21%
Total Debt	6.04%	6.28%

% of Total
Fixed Rate Debt	89.8%	73.9%
Variable Rate Debt	10.2%	26.1%
Total Debt	100.0%	100.0%

Availability Under Credit Facility:	$286.477	$109,130
Available Liquidity (Unrestricted Cash and Availability Under Credit Facility)	$383,118	$126,231

(1) Total Debt Investments, gross consists of principal of $38.6 million plus capitalized origination fees of $0.5 million.
(2) EBITDARM and EBITDAR and related coverages for facilities with new tenants/operators are only included in periods subsequent to our acquisition of the facilities and exclude the impact of strategic disposition candidates and non-stabilized properties. All facility financial performance data are presented one quarter in arrears.

See reporting definitions.	3

SABRA HEALTH CARE REIT, INC.
2013 OUTLOOK

For fiscal 2013 the Company expects FFO to range between $1.55 and $1.58 per diluted common share and Normalized FFO to range between $1.84 and $1.87 per diluted common share. The Company expects AFFO for fiscal 2013 to range between $1.49 and $1.52 per diluted common share and Normalized AFFO to range between $1.75 and $1.78 per diluted common share. The Company expects net income attributable to common stockholders for fiscal 2013 to range between $0.67 and $0.70 per diluted common share.
The Company's guidance excludes the impact of investments that may be made during the remainder of 2013. Except as otherwise noted above, the foregoing projections reflect management's view of current and future market conditions. There can be no assurance that the Company's actual results will not differ materially from the estimates set forth above. Except as otherwise required by law, the Company assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.
The table below sets forth Sabra's updated 2013 full year guidance compared to its previously issued guidance:

	Updated Guidance		Previously Issued Guidance
	Low	High	Low	High
Net income attributable to common stockholders	$0.67	$0.70	$0.65	$0.69

Add:
Depreciation and amortization	0.88	0.88	0.88	0.88

FFO	1.55	1.58	1.53	1.57
Normalizing items	0.29	0.29	0.26	0.26
Normalized FFO	$1.84	$1.87	$1.79	$1.83

FFO	$1.55	$1.58	$1.53	$1.57
Acquisition pursuit costs	0.04	0.04	0.02	0.02
Stock-based compensation expense	0.18	0.18	0.18	0.18
Straight-line rental income adjustments	(0.38)	(0.38)	(0.37)	(0.37)
Amortization of deferred financing costs	0.08	0.08	0.07	0.07
Amortization of debt premium	(0.02)	(0.02)	(0.01)	(0.01)
Change in fair value of contingent consideration	0.02	0.02	(0.01)	(0.01)
Non-cash portion of loss on extinguishment of debt	0.02	0.02	0.01	0.01

AFFO	1.49	1.52	1.42	1.46
Normalizing items	0.26	0.26	0.24	0.24
Normalized AFFO	$1.75	$1.78	$1.66	$1.70

See reporting definitions.	4

SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues:
Rental income	$31,699	$25,420	$94,692	$73,903
Interest and other income	1,227	618	2,531	979

Total revenues	32,926	26,038	97,223	74,882

Expenses:
Depreciation and amortization	8,258	7,496	24,726	22,356
Interest	9,739	9,085	29,884	24,681
General and administrative	3,057	3,778	11,196	11,588

Total expenses	21,054	20,359	65,806	58,625

Other income (expense):
Loss on extinguishment of debt	(351)	(453)	(10,101)	(703)
Other income (expense)	300	—	(600)	—

Total other income (expense)	(51)	(453)	(10,701)	(703)

Net income	11,821	5,226	20,716	15,554

Preferred stock dividends	(2,579)	—	(5,406)	—

Net income attributable to common stockholders	$9,242	$5,226	$15,310	$15,554

Net income attributable to common stockholders, per:

Basic common share	$0.25	$0.14	$0.41	$0.42

Diluted common share	$0.24	$0.14	$0.41	$0.42

Weighted-average number of common shares outstanding, basic	37,358,334	37,178,162	37,334,120	37,121,384

Weighted-average number of common shares outstanding, diluted	37,828,573	37,465,114	37,777,458	37,276,013

See reporting definitions.	5

SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	September 30, 2013	December 31, 2012

Assets
Real estate investments, net of accumulated depreciation of $153,792 and $129,479 as of September 30, 2013 and December 31, 2012, respectively	$809,271	$827,135
Loans receivable and other investments, net	46,123	12,017
Cash and cash equivalents	96,641	17,101
Restricted cash	6,809	4,589
Deferred tax assets	24,212	24,212
Assets held for sale, net	—	2,215
Prepaid expenses, deferred financing costs and other assets	44,194	29,613
Total assets	$1,027,250	$916,882
Liabilities and stockholders’ equity
Mortgage notes	$142,241	$152,322
Secured revolving credit facility	—	92,500
Senior unsecured notes	414,538	330,666
Accounts payable and accrued liabilities	23,069	11,694
Tax liability	24,212	24,212
Total liabilities	604,060	611,394
Stockholders’ equity
Preferred stock, $.01 par value; 10,000,000 shares authorized, 5,750,000 and zero shares issued and outstanding as of September 30, 2013 and December 31, 2012, respectively	58	—
Common stock, $.01 par value; 125,000,000 shares authorized, 37,333,943 and 37,099,209 shares issued and outstanding as of September 30, 2013 and December 31, 2012, respectively	373	371
Additional paid-in capital	494,802	353,861
Cumulative distributions in excess of net income	(72,043)	(48,744)
Total stockholders’ equity	423,190	305,488
Total liabilities and stockholders’ equity	$1,027,250	$916,882

See reporting definitions.	6

SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2013	2012
Cash flows from operating activities:
Net income	$20,716	$15,554
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,726	22,356
Non-cash interest income adjustments	29	18
Amortization of deferred financing costs	2,395	1,917
Stock-based compensation expense	5,209	5,749
Amortization of premium	(535)	(151)
Loss on extinguishment of debt	858	703
Straight-line rental income adjustments	(10,836)	(2,857)
Change in fair value of contingent consideration	600	—
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(1,494)	116
Accounts payable and accrued liabilities	10,413	7,211
Restricted cash	(2,870)	(2,714)

Net cash provided by operating activities	49,211	47,902

Cash flows from investing activities:
Acquisitions of real estate	(6,175)	(98,050)
Origination of loans receivable	(26,393)	(22,111)
Preferred equity investment	(6,624)	—
Additions to real estate	(388)	(1,039)
Net proceeds from the sale of real estate	2,208	—

Net cash used in investing activities	(37,372)	(121,200)

Cash flows from financing activities:
Proceeds from issuance of senior unsecured notes	200,000	106,000
Principal payments on senior unsecured notes	(113,750)	—
Proceeds from secured revolving credit facility	—	42,500
Payments on secured revolving credit facility	(92,500)	(42,500)
Proceeds from mortgage notes	—	35,829
Principal payments on mortgage notes	(10,081)	(36,701)
Payments of deferred financing costs	(8,598)	(7,045)
Issuance of preferred stock	138,257	—
Issuance of common stock	(2,950)	144
Dividends paid on common and preferred stock	(42,677)	(36,702)

Net cash provided by financing activities	67,701	61,525

Net increase (decrease) in cash and cash equivalents	79,540	(11,773)
Cash and cash equivalents, beginning of period	17,101	42,250

Cash and cash equivalents, end of period	$96,641	$30,477

Supplemental disclosure of cash flow information:
Interest paid	$21,937	$17,116

See reporting definitions.	7

SABRA HEALTH CARE REIT, INC.
RECONCILIATIONS OF EBITDA, ADJUSTED EBITDA, FUNDS FROM OPERATIONS (FFO), NORMALIZED FFO, ADJUSTED FUNDS FROM OPERATIONS (AFFO) AND NORMALIZED AFFO
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net income	$11,821	$5,226	$20,716	$15,554
Interest expense	9,739	9,085	29,884	24,681
Depreciation and amortization	8,258	7,496	24,726	22,356
EBITDA	$29,818	$21,807	$75,326	$62,591

Loss on extinguishment of debt	351	453	10,101	703
Change in fair value of contingent consideration	(300)	—	600	—
Adjusted EBITDA	$29,869	$22,260	$86,027	$63,294

Net income attributable to common stockholders	$9,242	$5,226	$15,310	$15,554
Add:
Depreciation of real estate assets	8,258	7,496	24,726	22,356
Funds from Operations (FFO)	$17,500	$12,722	$40,036	$37,910

Loss on extinguishment of debt	351	453	10,101	703
Additional interest on 2018 Notes	—	—	770	—
Normalized FFO	$17,851	$13,175	$50,907	$38,613

FFO	$17,500	$12,722	$40,036	$37,910
Acquisition pursuit costs	281	367	707	1,239
Stock-based compensation expense	1,276	1,907	5,209	5,749
Straight-line rental income adjustments	(3,536)	(1,167)	(10,836)	(2,857)
Amortization of deferred financing costs	806	720	2,395	1,917
Amortization of debt premiums	(134)	(143)	(535)	(151)
Change in fair value of contingent consideration	(300)	—	600	—
Non-cash portion of loss on extinguishment of debt	351	453	859	703
Non-cash interest income adjustments	17	9	29	18
Adjusted Funds from Operations (AFFO)	$16,261	$14,868	$38,464	$44,528

Cash portion of loss on extinguishment of debt	—	—	9,242	—
Additional interest on 2018 Notes	—	—	770	—
Normalized AFFO	$16,261	$14,868	$48,476	$44,528

Net income per diluted common share	$0.24	$0.14	$0.41	$0.42

FFO per diluted common share	$0.46	$0.34	$1.06	$1.02

Normalized FFO per diluted common share	$0.47	$0.35	$1.35	$1.04

AFFO per diluted common share	$0.43	$0.39	$1.01	$1.18

Normalized AFFO per diluted common share	$0.43	$0.39	$1.27	$1.18

Weighted average number of common shares outstanding, diluted:
Net income, FFO and Normalized FFO	37,828,573	37,465,114	37,777,458	37,276,013
AFFO and Normalized AFFO	38,065,299	37,748,716	38,067,386	37,660,657

See reporting definitions.	8

SABRA HEALTH CARE REIT, INC.
CAPITALIZATION
(dollars in thousands, except per share data)

Debt	September 30, 2013	December 31, 2012
Mortgage notes	$142,241	$152,322
Senior unsecured notes	414,538	330,666
Revolving credit facility	—	92,500

Total debt	$556,779	$575,488

Revolving Credit Facility	September 30, 2013	December 31, 2012
Current credit facility availability	$286,477	$109,130
Unused credit facility capacity	375,000	137,500

Enterprise Value
As of September 30, 2013	Shares Outstanding	Price	Value
Common stock	37,333,943	$23.01	$859,054
Preferred stock	5,750,000	23.75	136,563
Total debt			556,779
Cash and cash equivalents			(96,641)

Total enterprise value			$1,455,755

As of December 31, 2012	Shares Outstanding	Price	Value
Common stock	37,099,209	$21.72	$805,795
Total debt			575,488
Cash and cash equivalents			(17,101)

Total enterprise value			$1,364,182

Common Stock and Equivalents
	Weighted Avg. Common Shares
	Three Months Ended September 30, 2013		Nine Months Ended September 30, 2013
	EPS & FFO	AFFO	EPS & FFO	AFFO
Common stock	37,333,943	37,333,943	37,292,852	37,292,852
Common equivalents	24,391	24,391	41,268	41,268

Basic common and common equivalents	37,358,334	37,358,334	37,334,120	37,334,120
Dilutive securities:
Restricted stock and units	454,871	687,630	417,727	701,729
Options	15,368	19,335	25,611	31,537

Diluted common and common equivalents	37,828,573	38,065,299	37,777,458	38,067,386

See reporting definitions.	9

SABRA HEALTH CARE REIT, INC.
INDEBTEDNESS
September 30, 2013
(dollars in thousands)

	Principal	Weighted Average Effective Rate	% of Total
Fixed rate debt
Secured mortgage debt (1)	$85,247	4.01%	15.3%
Unsecured senior notes (2)	414,538	6.60%	74.5%

Total fixed rate debt	499,785	6.16%	89.8%

Variable rate debt
Secured mortgage debt(3)	56,994	5.00%	10.2%
Revolving credit facility (4)	—	3.18%	—%

Total variable rate debt	56,994	5.00%	10.2%

Total debt	$556,779	6.04%	100.0%

Secured debt
Secured mortgage debt	$142,241	4.41%	25.5%
Revolving credit facility (4)	—	3.18%	—%

Total secured debt	142,241	4.41%	25.5%

Unsecured debt
Unsecured senior notes (2)	414,538	6.60%	74.5%

Total unsecured debt	414,538	6.60%	74.5%

Total debt	$556,779	6.04%	100.0%

	Maturities
	Secured Mortgage Debt		Unsecured Senior Notes		Revolving Credit Facility		Total
	Principal	Rate (5)	Principal	Rate (5)	Principal	Rate (5)	Principal	Rate (5)
October 1 through December 31, 2013	$912	4.44%	$—	—	$—	—	$912	4.44%
2014	3,739	4.45%	—	—	—	—	3,739	4.45%
2015	86,075	3.79%	—	—	—	—	86,075	3.79%
2016	1,647	2.47%	—	—	—	—	1,647	2.47%
2017	1,688	2.47%	—	—	—	—	1,688	2.47%
2018	1,730	2.47%	211,250	8.13%	—	—	212,980	8.08%
2019	1,774	2.47%	—	—	—	—	1,774	2.47%
2020	1,818	2.47%	—	—	—	—	1,818	2.47%
2021	1,863	2.47%	—	—	—	—	1,863	2.47%
2022	1,910	2.46%	—	—	—	—	1,910	2.46%
Thereafter	39,085	2.46%	200,000	5.38%	—	—	239,085	4.90%
	142,241		411,250		—		553,491
Premium	—		3,288		—		3,288
Total debt	$142,241		$414,538		$—		$556,779
Weighted average maturity in years	11.6		7.3		2.8		8.4
Weighted average effective interest rate	4.41%		6.60%		3.18%		6.04%
(1) Fixed rate secured mortgage debt includes $30.2 million which converts to a variable interest rate based on 90-day LIBOR plus 4.0% (1.00% floor) effective January 2014. This debt matures in August 2015.
(2) Unsecured senior notes includes $3.3 million of notes premium.
(3) Variable rate secured mortgage debt interest is based on 90-day LIBOR plus 4.0% (1.00% floor).
(4) Borrowings under the revolving credit facility bear interest on the outstanding principal amount at a rate equal to, at our option, LIBOR plus 2.50% - 3.50% or a Base Rate plus 1.50% - 2.50%. The actual interest rate within the applicable range was determined based on our then applicable Consolidated Leverage Ratio.
(5) Represents actual contractual interest rates.

See reporting definitions.	10

SABRA HEALTH CARE REIT, INC.
DEBT COVENANTS
(dollars in millions)

	Minimum	Maximum	September 30, 2013		December 31, 2012
Credit Facility:
Consolidated Leverage Ratio		5.50x	4.43x		4.71x
Consolidated Fixed Charge Coverage Ratio	1.75x		2.49x		2.92x
Consolidated Tangible Net Worth (1)	$452.7		$560.9		$422.4
Limitation on Secured Indebtedness		30%	11%		—

Unsecured Senior Notes:
Total Debt/ Asset Value		60%	47%		48%
Secured Debt/ Asset Value		40%	19%		21%
Unencumbered Assets/ Unsecured Debt	150%		188%		183%
Minimum Interest Coverage	2.00x		4.05	x	3.22x
(1) Consolidated Tangible Net Worth Minimum as of December 31, 2012 was $342.0
Note: All covenants are based on terms defined in the related credit agreement (as amended) and unsecured senior notes indentures. Asset Value and Unencumbered Assets used for debt covenant calculation purposes include a value for the initial real estate portfolio obtained in the separation from Sun, which is calculated by dividing the total initial annual rental revenue from this portfolio by an assumed 9.75% capitalization rate. This results in an assumed total portfolio value for the initial real estate portfolio of $720 million.

See reporting definitions.	11

SABRA HEALTH CARE REIT, INC.
PORTFOLIO SUMMARY - ALL INVESTMENTS
September 30, 2013
(dollars in thousands)

			Rental Income (1)		Number of Licensed Beds/Units	Occupancy Percentage (2)
			Three Months Ended September 30,			Three Months Ended September 30,
Facility Type	Number of Properties	Investment	2013	2012		2013	2012
Skilled Nursing/Post-Acute	96	$746,897	$26,218	$22,472	10,826	88.0%	89.5%
Senior Housing	23	154,272	3,834	1,300	1,518	87.9%	83.6%
Acute Care Hospital	1	61,640	1,648	1,648	70	69.8%	65.4%
Total	120	$962,809	$31,699	$25,420	12,414	87.9%	89.0%

	EBITDAR Coverage (2)					EBITDARM Coverage (2)
	Three Months Ended September 30,			Twelve Months Ended September 30,		Three Months Ended September 30,		Twelve Months Ended September 30,
Facility Type	2013	2012		2013	2012	2013	2012	2013	2012
Skilled Nursing/Post-Acute	1.27x	1.27x		1.27x	1.33x	1.73x	1.75x	1.75x	1.82x
Senior Housing	1.18x	1.22x		1.17x	1.26x	1.42x	1.49x	1.40x	1.55x
Acute Care Hospital	2.71x	2.29x		2.43x	2.50x	2.78x	2.39x	2.52x	2.62x
Total	1.33x	1.33x	1.32	1.32x	1.40x	1.75x	1.77x	1.75x	1.86x

Fixed Charge Coverage Ratio (3)	Three Months Ended September 30, 2013
Genesis	1.29x

	Nine Months Ended September 30,
Total Revenue	2013	2012
Genesis	62.4%	72.1%
Cadia Portfolio	8.2	10.6
Texas Regional Medical Center	5.1	6.6
Meridian	4.8	0.8
Aurora	3.6	3.3
Other	15.9	6.6
Total	100.0%	100.0%

(1) Rental income includes $3.5 million and $1.2 million of straight-line rental income adjustments for the three months ended September 30, 2013 and September 30, 2012, respectively.
(2) Occupancy percentage, EBITDARM, EBITDAR and related coverages are only included in periods subsequent to our acquisition of the facilities for facilities with new tenants/ operators and exclude the impact of strategic disposition candidates and non-stabilized properties. All facility financial performance data are presented one quarter in arrears.
(3) As of September 30, 2013, 81 of the Company's 120 properties held for investment were operated by and leased to subsidiaries of Genesis pursuant to triple-net leases that are guaranteed by Genesis. Fixed Charge Coverage Ratio is presented one quarter in arrears. See Reporting Definitions for definitions of Fixed Charge Coverage.
SABRA HEALTH CARE REIT, INC.
PORTFOLIO SUMMARY - ALL INVESTMENTS (CONTINUED)
September 30, 2013
(dollars in thousands)

Loan Type	Number of Loans	Facility Type	Principal Balance as of September 30, 2013	Book Value as of September 30, 2013	Weighted Average Contractual Interest Rate	Weighted Average Annualized Effective Interest Rate	Interest Income Three Months Ended September 30, 2013	Maturity Date
Mortgage	2	Skilled Nursing / Senior Housing	$24,394	$24,505	8.8%	8.7%	$543	6/30/17 - 1/31/18
Mezzanine	1	Skilled Nursing	12,350	12,424	12.0%	11.5%	365	12/27/14
Pre-development	2	Senior Housing	1,338	1,362	9.0%	9.0%	23	8/16/15 - 9/13/16
Construction Mortgage	1	Acute Care Hospital	520	742	7.3%	7.1%	—	9/30/16

	6		$38,602	$39,033	9.8%	9.6%	$931

Other Investment Type	Number of Investments	Facility Type	Total Funding Commitments	Amount Funded as of September 30, 2013	Book Value as of September 30, 2013	Rate of Return	Other Income Three Months Ended September 30, 2013
Preferred Equity	2	Skilled Nursing/Memory Care	$7,243	$6,537	$7,090	15.0%	$237

See reporting definitions.	12

SABRA HEALTH CARE REIT, INC.
PORTFOLIO SUMMARY - SAME STORE (1)
September 30, 2013
(dollars in thousands)

		Three Months Ended September 30,
		Rental Income (2)		Occupancy Percentage (3)		Skilled Mix (3)
Facility Type	Number of Properties	2013	2012	2013	2012	2013	2012
Skilled Nursing/Post-Acute	95	$24,853	$22,473	88.3%	89.5%	36.1%	37.3%
Senior Housing	10	1,376	1,188	85.5%	83.6%	N/A	N/A
Acute Care Hospital	1	1,648	1,648	69.8%	65.4%	N/A	N/A
Total	106	$27,877	$25,309	88.0%	89.0%	36.1%	37.3%

	EBITDAR Coverage (3)				EBITDARM Coverage (3)
	Three Months Ended September 30,		Twelve Months Ended September 30,		Three Months Ended September 30,		Twelve Months Ended September 30,
Facility Type	2013	2012	2013	2012	2013	2012	2013	2012
Skilled Nursing/Post-Acute	1.26x	1.27x	1.27x	1.33x	1.74x	1.75x	1.75x	1.82x
Senior Housing	1.15x	1.35x	1.30x	1.30x	1.44x	1.65x	1.60x	1.60x
Acute Care Hospital	2.71x	2.29x	2.43x	2.50x	2.78x	2.39x	2.52x	2.62x
Total	1.34x	1.33x	1.34x	1.40x	1.78x	1.78x	1.79x	1.86x

(1) Same Store statistics consist of facilities held or acquired before July 1, 2012 and exclude the impact of strategic disposition candidates and non-stabilized properties.
(2) Rental income includes $3.0 million and $1.2 million of straight-line rental income adjustments for the three months ended September 30, 2013 and September 30, 2012, respectively.
(3) Occupancy percentage, skilled mix, EBITDARM, EBITDAR and related coverages are only included in periods subsequent to our acquisition of the facilities for facilities with new tenants/operators and exclude the impact of strategic disposition candidates and non-stabilized properties. All facility financial performance data are presented one quarter in arrears.

See reporting definitions.	13

SABRA HEALTH CARE REIT, INC.
INVESTMENT ACTIVITY
For the Nine Months Ended September 30, 2013
(dollars in thousands)

	Investment Date	Facility Type	Number of Properties	Beds	Total Commitment	Investment as of September 30, 2013	Rate of Return
Real Estate Investments
Greenfield of Woodstock	06/28/13	Senior Housing	1	32	$6,175	$6,175	7.75%
Preferred Equity Investments (1)
Bee Cave - SNF (2)	03/05/13	Skilled Nursing	1	141	4,337	3,723	15.00%
Bee Cave - ALZ	03/05/13	Memory Care	1	52	2,905	2,814	15.00%
Total Preferred Equity Investments					7,242	6,537	15.00%
Debt Investments
Sun City West Mortgage Loan	01/31/13	Memory Care	1	48	12,800	12,800	9.00%
Chai Portfolio Mezzanine Loan (3)	06/28/13	Skilled Nursing	12	1,689	12,350	12,350	12.000%
Marshfield II Pre-Development Loan	09/13/13	Memory Care	1	24	373	373	9.00%
Forest Park - Fort Worth Construction Mortgage Loan (4)	09/30/13	Acute Care Hospital	1	54	66,800	520	7.25%
Total Debt Investments					92,323	26,043	8.14%
All Investments (Total:7)					$105,740	$38,755	8.58%

Annualized Revenue Concentration (5)

Annualized Revenue by Asset Class (5)

(1) Investments in preferred equity of real estate development entities.

(2)
Includes an option to purchase the skilled nursing facility on or after the earlier to occur of the facility achieving and maintaining 90% occupancy for three consecutive months, or 36 months after receiving the certificate of occupancy for the facility.

(3) Includes an option to purchase up to $50.0 million of assets from the Chai portfolio.
(4) Includes a purchase option that will be exercisable starting twelve months after receiving a certificate of occupancy through and until the maturity date of the loan.
(5) Annualized Revenue Concentration and Annualized Revenue by Asset Class reflect only amounts invested as of September 30, 2013.

See reporting definitions.	14

SABRA HEALTH CARE REIT, INC.
REAL ESTATE PORTFOLIO GEOGRAPHIC CONCENTRATIONS
September 30, 2013

Property Type

State	Skilled Nursing/Post-Acute	Senior Housing	Acute Care Hospital	Total	% of Total
New Hampshire	14	2	—	16	13.3%
Kentucky	13	2	—	15	12.5
Connecticut	12	1	—	13	10.8
Michigan	—	10	—	10	8.3
Ohio	8	—	—	8	6.7
Texas	6	1	1	8	6.7
Florida	5	—	—	5	4.2
Oklahoma	3	1	—	4	3.3
Delaware	4	—	—	4	3.3
Montana	4	—	—	4	3.3
Other (17 states)	27	6	—	33	27.6

Total	96	23	1	120	100.0%

% of Total properties	80.0%	19.2%	0.8%	100.0%

Distribution of Licensed Beds/Units

	Total Number of Properties	Bed/Unit Type
State		Skilled Nursing/Post-Acute	Senior Housing	Acute Care Hospital	Total	% of Total
Connecticut	13	1,770	49	—	1,819	14.7%
New Hampshire	16	1,470	203	—	1,673	13.5
Kentucky	15	1,020	128	—	1,148	9.2
Ohio	8	897	—	—	897	7.2
Texas	8	720	34	70	824	6.6
Florida	5	660	—	—	660	5.3
Michigan	10	—	571	—	571	4.6
Montana	4	538	—	—	538	4.3
Delaware	4	500	—	—	500	4.0
Colorado	3	362	48	—	410	3.3
Other (17 states)	34	2,889	485	—	3,374	27.3

Total	120	10,826	1,518	70	12,414	100.0%

% of Total beds/units		87.2%	12.2%	0.6%	100.0%

See reporting definitions.	15

SABRA HEALTH CARE REIT, INC.
REAL ESTATE PORTFOLIO GEOGRAPHIC CONCENTRATIONS
September 30, 2013
(dollars in thousands)

Investment

State	Total Number of Properties	Skilled Nursing/Post-Acute	Senior Housing	Acute Care Hospital	Total	% of Total
Connecticut	13	$143,992	$7,999	$—	$151,991	15.8%
Texas	8	65,795	1,396	61,640	128,831	13.4
Delaware	4	95,780	—	—	95,780	9.9
New Hampshire	16	76,992	12,792	—	89,784	9.3
Michigan	10	—	73,968	—	73,968	7.7
Kentucky	15	59,350	10,489	—	69,839	7.3
Colorado	3	28,852	15,702	—	44,554	4.6
Montana	4	42,729	—	—	42,729	4.4
Ohio	8	42,612	—	—	42,612	4.4
Florida	5	30,748	—	—	30,748	3.2
Other (17 states)	34	160,047	31,926		191,973	20.0

Total	120	$746,897	$154,272	$61,640	$962,809	100.0%

% of Total Properties		77.6%	16.0%	6.4%	100.0%

See reporting definitions.	16

SABRA HEALTH CARE REIT, INC.
REAL ESTATE PORTFOLIO GEOGRAPHIC CONCENTRATIONS
September 30, 2013
(dollars in thousands)

Rental Income - Three Months Ended September 30, 2013

State	Total Number of Properties	Skilled Nursing/Post-Acute	Senior Housing	Acute Care Hospital	Total	% of Total
New Hampshire	16	$3,465	$391	$—	$3,856	12.2%
Connecticut	13	3,773	83	—	3,856	12.2
Texas	8	1,877	25	1,648	3,550	11.2
Kentucky	15	2,876	145	—	3,021	9.5
Delaware	4	2,644	—	—	2,644	8.3
Florida	5	2,204	—	—	2,204	7.0
Michigan	10	—	1,730	—	1,730	5.5
Montana	4	1,483	—	—	1,483	4.7
Ohio	8	1,471	—	—	1,471	4.6
Colorado	3	941	367	—	1,307	4.1
Other (17 states)	34	5,484	1,093	—	6,577	20.7

	120	$26,218	$3,834	$1,648	$31,699	100.0%

% of Total Properties		82.7%	12.1%	5.2%	100.0%

Rental Income - Nine Months Ended September 30, 2013

State	Total Number of Properties	Skilled Nursing/Post-Acute	Senior Housing	Acute Care Hospital	Total	% of Total
New Hampshire	16	10,394	1,173	—	11,567	12.2%
Connecticut	13	11,318	249	—	11,567	12.2
Texas	8	5,631	74	4,945	10,650	11.2
Kentucky	15	8,545	433	—	8,978	9.5
Delaware	4	7,934	—	—	7,934	8.4
Florida	5	6,613	—	—	6,613	7.0
Michigan	10	—	5,190	—	5,190	5.5
Montana	4	4,449	—	—	4,449	4.7
Ohio	8	4,413	—	—	4,413	4.7
Colorado	3	2,822	1,100	—	3,922	4.1
Other (17 states)	34	16,437	2,972	—	19,409	20.5

	120	$78,556	$11,191	$4,945	$94,692	100.0%

% of Total Properties		83.0%	11.8%	5.2%	100.0%

See reporting definitions.	17

SABRA HEALTH CARE REIT, INC.
SKILLED MIX AND OCCUPANCY PERCENTAGE

	Skilled Mix (1)
	Three Months Ended September 30,		Twelve Months Ended September 30,		Year Ended December 31,
	2013	2012	2013	2012	2012	2011	2010
Skilled Nursing	36.4%	37.3%	36.8%	38.7%	38.0%	41.4%	39.5%

	Occupancy Percentage (1)
	Three Months Ended September 30,		Twelve Months Ended September 30,		Year Ended December 31,
	2013	2012	2013	2012	2012	2011	2010
Skilled Nursing/Post-Acute	88.0%	89.5%	88.5%	89.3%	89.1%	89.3%	89.0%
Senior Housing	87.9	83.6	87.3	83.5	86.1	82.8	84.4
Acute Care Hospital	69.8	65.4	68.1	67.3	66.9	72.9	N/A

Weighted Average	87.9%	89.0%	88.3%	88.8%	88.6%	88.8%	88.6%

(1) Skilled mix and occupancy percentage for facilities with new tenants/operators are only included in periods subsequent to our acquisition of the facilities and exclude the impact of strategic disposition candidates and non-stabilized properties. All facility financial performance data are presented one quarter in arrears.

See reporting definitions.	18

SABRA HEALTH CARE REIT, INC.
PORTFOLIO LEASE EXPIRATIONS
September 30, 2013
(dollars in thousands)

	2013 - 2019	2020	2021	2022	2023	2024	2025	Thereafter	Total
Skilled Nursing/Post-Acute
Properties	—	27	30	12	—	1	4	22	96
Licensed Beds/Units	—	3,025	3,508	869		360	575	2,489	10,826
Annualized Revenues	$—	$27,061	$30,831	$10,147	$—	$2,134	$5,141	$29,569	$104,883
Senior Housing
Properties	—	2	3	14	—	—	1	3	23
Licensed Beds/Units	—	251	197	807	—	—	114	149	1,518
Annualized Revenues	—	1,974	1,501	9,723	—	—	837	1,353	15,388
Acute Care Hospital
Properties	—	—	—	—	—	—	—	1	1
Licensed Beds/Units	—	—	—	—	—	—	—	70	70
Annualized Revenues	—	—	—	—	—	—	—	6,593	6,593

Total Properties	—	29	33	26	—	1	5	26	120

Total Licensed Beds/Units	—	3,276	3,705	1,676	—	360	689	2,708	12,414

Total Annualized Revenues	$—	$29,035	$32,332	$19,870	$—	$2,134	$5,978	$37,515	$126,864

% of Revenue	—%	23.0%	25.5%	15.7%	—%	1.7%	4.7%	29.4%	100.0%

See reporting definitions.	19

SABRA HEALTH CARE REIT, INC.
RECENT INVESTMENT ACTIVITY

Marshfield II - Pre-Development Loan

• Funding Date:	September 13, 2013

• Loan Amount:	$0.4 million

• Investment Type:	Pre-Development Loan

• Number of Properties:	1

• Location:	Marshfield, Wisconsin

• Available Beds/Units:	24

• Property Type:	Memory Care

• Annualized GAAP Interest Income:	$33,600

• Rate of Return:	9.0%

• Maturity Date:	September 13, 2016

See reporting definitions.	20

SABRA HEALTH CARE REIT, INC.
RECENT INVESTMENT ACTIVITY
Forest Park - Fort Worth Construction Mortgage Loan

• Funding Date:	September 30, 2013

• Loan Amount:	$66.8 million committed ($0.5 million funded as of September 30, 2013)

• Investment Type(1):	Construction Loan (with purchase option)

• Number of Properties:	1

• Location:	Fort Worth, Texas

• Available Beds/Units:	48 inpatient beds, 6 intensive care beds and 12 operating rooms

• Property Type:	Acute Care Hospital

• Annualized GAAP Interest Income:	$37,700 ($4.8 million when fully funded)

• Rate of Return:	7.25%

• Maturity Date:	September 30, 2016

(1) Includes an option to purchase the acute care hospital and associated parking structure starting 12 months after the facility receives a certificate of occupancy through and until the maturity date of the loan subject to certain limited rights of the borrower. The purchase price under the purchase option agreement will be calculated by dividing the contractual rent due under the existing facility lease over the twelve months following closing by the greater of (i) 8.75% and (ii) the sum of (x) the then current 10-year Treasury rate and (y) 525 basis points.

See reporting definitions.	21

SABRA HEALTH CARE REIT, INC.
RECENT INVESTMENT ACTIVITY
Forest Park Medical Center - Dallas

• Funding Date:	October 22, 2013

• Loan Amount:	$110.0 million

• Investment Type (1):	Mortgage Loan (with put/call option)

• Number of Properties:	1

• Location:	Dallas, Texas

• Available Beds/Units:	72 private beds,12 intensive care unit beds and 22 operating rooms

• Property Type:	Acute Care Hospital

• Annualized GAAP Interest Income:	$8.8 million

• Rate of Return:	8.00%

• Maturity Date:	October 22, 2016

(1) Includes an option to purchase the facility securing the Forest Park - Dallas Mortgage Loan for up to $168.0 million. The borrowers under the Forest Park - Dallas Mortgage Loan have the right, if Forest Park Medical Center - Dallas is able to achieve certain EBITDAR coverage levels, to require us to purchase the facility for up to $168.0 million.

See reporting definitions.	22

SABRA HEALTH CARE REIT, INC.
RECENT INVESTMENT ACTIVITY
Forest Park Medical Center - Frisco

• Acquisition Date:	October 22, 2013

• Purchase Price (1):	$119.8 million

• Investment Type:	Equity

• Number of Properties:	1

• Location:	Frisco, Texas

• Available Beds/Units:	30 inpatient rooms, 14 family suites,10 intensive care unit beds and 12 operating rooms

• Property Type:	Acute Care Hospital

• Annualized GAAP Rental Income:	$13.3 million

• Initial Cash Yield:	8.75%

(1) Upon the closing of the acquisition, approximately $10.5 million of the purchase price was being held in escrow for up to 20 months from the closing of the acquisition, the release of which is contingent on the tenant achieving certain performance hurdles.

See reporting definitions.	23

SABRA HEALTH CARE REIT, INC.
RECENT INVESTMENT ACTIVITY - PRO FORMA INFORMATION

Note: The following pro forma information assumes the investment activity during the quarter ending September 30, 2013 as described on page 15 of this Supplement, the entry into our new revolving credit facility, the acquisition of Forest Park Medical Center - Frisco and the origination of the Forest Park Medical Center - Dallas Mortgage Loan, were completed as of July 1, 2013. The following pro forma information does not include the impact of any future capital raising activity.

Pro Forma Net Income Attributable to Common Stockholders, FFO, Normalized FFO and AFFO (dollars in thousands, except per share data)

	Three Months Ended September 30, 2013	Adjustments (1)		Pro-Forma Three Months Ended September 30, 2013
		Investing	Financing
Net income attributable to common stockholders	$9,242	$4,075	$(611)	$12,706
Add:
Depreciation of real estate assets	8,258	987	—	9,245

Funds from Operations (FFO)	$17,500	$5,062	$(611)	$21,951

Loss on extinguishment of debt	351	—	(351)	—
Normalized FFO	$17,851	$5,062	$(962)	$21,951

FFO	$17,500	$5,062	$(611)	$21,951
Acquisition pursuit costs	281	424	—	705
Stock-based compensation expense	1,276	—	—	1,276
Straight-line rental income adjustments	(3,536)	(710)	—	(4,246)
Amortization of deferred financing costs	806	—	38	844
Amortization of debt premiums	(134)	—	—	(134)
Change in fair value of contingent consideration	(300)	—	—	(300)
Non-cash portion of loss on extinguishment of debt	351	—	(351)	—
Non-cash interest income adjustments	17	31	—	48
Adjusted Funds from Operations (AFFO)	$16,261	$4,807	$(924)	$20,144

Net income per diluted common share	$0.24	$0.11	$(0.02)	$0.34

FFO per diluted common share	$0.46	$0.13	$(0.02)	$0.58

Normalized FFO per diluted common share	$0.47	$0.13	$(0.03)	$0.58

AFFO per diluted common share	$0.43	$0.13	$(0.02)	$0.53

Weighted average number of common shares outstanding, diluted:
Net income, FFO and Normalized FFO	37,828,573	37,828,573	37,828,573	37,828,573
AFFO	38,065,299	38,065,299	38,065,299	38,065,299

(1) Adjustments related to investing activities include $3.3 million of pro forma rental income and $2.1 million of interest and other income. Adjustments related to financing activities include $1.0 million of interest expense.

SABRA HEALTH CARE REIT, INC.
RECENT INVESTMENT ACTIVITY - PRO FORMA INFORMATION (Continued)

Pro Forma Debt Covenants (dollars in millions)

	Minimum	Maximum	Actual September 30, 2013		Pro Forma
Credit Facility:
Consolidated Leverage Ratio		5.50x	4.43x		4.65x
Consolidated Fixed Charge Coverage Ratio	1.75x		2.49x		2.74x
Consolidated Tangible Net Worth	$452.7		$560.9		$560.9
Limitation on Secured Indebtedness		30%	11%		10%

Unsecured Senior Notes:
Total Debt/ Asset Value		60%	47%		47%
Secured Debt/ Asset Value		40%	19%		19%
Unencumbered Assets/ Unsecured Debt	150%		188%		188%
Minimum Interest Coverage	2.00x		4.05	x	3.72	x

Pro Forma Annualized Revenue Concentration

Pro Forma Annualized Revenue by Asset Class

(1) Assumes the Forest Park - Fort Worth Construction Mortgage Loan is fully funded as of September 30, 2013.

See reporting definitions.	24

SABRA HEALTH CARE REIT, INC.
REPORTING DEFINITIONS

Acute Care Hospital. A facility designed to provide extended medical and rehabilitation care for patients who are clinically complex and have multiple acute or chronic conditions.
Adjusted EBITDA. The Company uses EBITDA (defined below), adjusted to exclude losses on extinguishment of debt and changes in fair value of contingent consideration ("Adjusted EBITDA"), a non-GAAP financial measure, as a measure of operating performance. By excluding interest expense and losses on extinguishment of debt, Adjusted EBITDA allows investors to measure the Company’s operating performance independent of its capital structure and indebtedness and, therefore, allows for a more meaningful comparison of its operating performance between quarters as well as annual periods and to compare its operating performance to that of other companies, both in the real estate industry and in other industries. The Company believes investors should consider Adjusted EBITDA in conjunction with net income attributable to common stockholders (the primary measure of the Company’s performance) and the other required GAAP measures of its performance, to improve their understanding of the Company’s operating results, and to make more meaningful comparisons of its performance between periods and against other companies. Adjusted EBITDA has limitations as an analytical tool and should be used in conjunction with the Company’s required GAAP presentations. Adjusted EBITDA does not reflect the Company’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. Adjusted EBITDA does not represent net income, net income attributable to common stockholders or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, the Company’s computation of Adjusted EBITDA may not be comparable to similar measures reported by other companies.
Annualized Revenues. The annual straight-line rental revenues under leases. Annualized Revenues do not include tenant recoveries or additional rents.  The Company uses Annualized Revenues for the purpose of determining tenant concentrations and lease expirations.
EBITDA. The real estate industry uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP financial measure, as a measure of both operating performance and liquidity. The Company uses EBITDA to measure both its operating performance and liquidity. By excluding interest expense, EBITDA allows investors to measure the Company’s operating performance independent of its capital structure and indebtedness and, therefore, allows for a more meaningful comparison of its operating performance between quarters as well as annual periods and to compare its operating performance to that of other companies, both in the real estate industry and in other industries. As a liquidity measure, the Company believes that EBITDA helps investors analyze the Company’s ability to meet its interest payments on outstanding debt. The Company believes investors should consider EBITDA in conjunction with net income attributable to common stockholders (the primary measure of the Company’s performance) and the other required GAAP measures of its performance and liquidity, to improve their understanding of the Company’s operating results and liquidity, and to make more meaningful comparisons of its performance between periods and against other companies. EBITDA has limitations as an analytical tool and should be used in conjunction with the Company’s required GAAP presentations. EBITDA does not reflect the Company’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. While EBITDA is a relevant and widely used measure of operating performance and liquidity, it does not represent net income, net income attributable to common stockholders or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, the Company’s computation of EBITDA may not be comparable to similar measures reported by other companies.
EBITDAR. Earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”) for a particular facility accruing to the operator/tenant of the property (not the Company) for the period presented. The Company uses EBITDAR in determining EBITDAR Coverage. EBITDAR has limitations as an analytical tool. EBITDAR does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDAR does not represent a property's net income or cash flow from operations and should not be considered an alternative to those indicators. The Company receives EBITDAR and other information from its operators/tenants and relevant guarantors and utilizes EBITDAR as a supplemental measure of their ability to generate sufficient liquidity to meet related obligations to the Company. All facility and tenant financial performance data is derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company and is presented one quarter in arrears. The Company includes EBITDAR with respect to a property if the property was operated at any time during the period presented subject to a lease with the Company. EBITDAR for facilities with new tenants/operators are only included in periods subsequent to the Company's acquisition of the facilities. EBITDAR excludes the impact of strategic disposition candidates and facilities held for sale.
EBITDAR Coverage. EBITDAR for the trailing 3 and 12 month periods prior to and including the period presented divided by the same period cash rent for all of our facilities. EBITDAR Coverage is a supplemental measure of an operator/tenant's ability to meet their cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. All facility and tenant data are derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company and are only included for stabilized properties. All such data is presented one quarter in arrears and excludes the impact of strategic disposition candidates and facilities held for sale.
EBITDARM. Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. The usefulness of EBITDARM is limited by the same factors that limit the usefulness of EBITDAR. Together with EBITDAR, the Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which vary based on operator/tenant and its operating structure. All facility financial performance data is derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company. All such data is presented one quarter in arrears.

See reporting definitions.	25

SABRA HEALTH CARE REIT, INC.
REPORTING DEFINITIONS

The Company includes EBITDARM for a property if it was operated at any time during the period presented subject to a lease with the Company. EBITDARM for facilities with new tenants/operators are only included in periods subsequent to our acquisition of the facilities. EBITDARM excludes the impact of strategic disposition candidates and facilities held for sale.
EBITDARM Coverage. EBITDARM for the trailing 3 and 12 month periods prior to and including the period presented divided by the same period cash rent. EBITDARM coverage is a supplemental measure of a property's ability to generate cash flows for the operator/tenant (not the Company) to meet the operator's/tenant's related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM. All facility and tenant data are derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company and are only included for stabilized properties. All such data is presented one quarter in arrears and excludes the impact of strategic disposition candidates and facilities held for sale.
Enterprise Value. The Company believes Enterprise Value is an important measurement as it is a measure of a company’s value. We calculate Enterprise Value as market equity capitalization plus debt. Market equity capitalization is calculated as the number of shares of common stock multiplied by the closing price of our common stock on the last day of the period presented. Total Enterprise Value includes our market equity capitalization and consolidated debt, less cash and cash equivalents.
Fixed Charge Coverage. EBITDAR (including adjustments for one-time and pro forma items) for the period indicated (one quarter in arrears) for all operations of any entities that guarantee the tenants' lease obligations to the Company divided by the same period cash rent expense, interest expense and mandatory principal payments for operations of any entity that guarantees the tenants' lease obligation to the Company. Fixed Charge Coverage is a supplemental measure of a guarantor's ability to meet the operator/tenant's cash rent and other obligations to the Company should the operator/tenant be unable to do so itself. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. Fixed Charge Coverage is calculated by the Company as described above based on information provided by guarantors without independent verification by the Company and may differ from similar metrics calculated by the guarantors.
Funds From Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”). The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company also believes that Funds From Operations, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), and Adjusted Funds from Operations, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income attributable to common stockholders, as defined by GAAP. FFO is defined as net income attributable to common stockholders, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges. AFFO is defined as FFO excluding non-cash revenues (including, but not limited to, straight-line rental income adjustments and non-cash interest income adjustments), non-cash expenses (including, but not limited to, stock-based compensation expense, amortization of deferred financing costs and amortization of debt discounts and premiums) and acquisition pursuit costs. The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of operating results of real estate investment trusts among investors and makes comparisons of operating results among such companies more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses from real estate dispositions, impairment charges and real estate depreciation and amortization, and, for AFFO, by excluding non-cash revenues (including, but not limited to, straight-line rental income adjustments and non-cash interest income adjustments), non-cash expenses (including, but not limited to, stock-based compensation expense, amortization of deferred financing costs and amortization of debt discounts and premiums) and acquisition pursuit costs, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income attributable to common stockholders as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define AFFO differently than the Company.
Investment. Represents the carrying amount of real estate assets after adding back accumulated depreciation and amortization.
Licensed Beds/Units. Senior housing facilities are measured in units (e.g., studio, one or two bedroom units). Skilled nursing and mental health facilities are measured in licensed bed count. All facility financial performance data were derived solely from information provided by operators/tenants without independent verification by the Company.
Market Capitalization. Total common shares of Sabra outstanding multiplied by the closing price per common share as of a given period.

See reporting definitions.	26

SABRA HEALTH CARE REIT, INC.
REPORTING DEFINITIONS

Normalized FFO and AFFO. Normalized FFO represents FFO adjusted for non-recurring income and expenses. Normalized AFFO represents AFFO adjusted for one-time start-up costs and non-recurring income and expenses. The Company considers normalized FFO and AFFO to be a useful measure to evaluate the Company’s operating results excluding start-up costs and non-recurring income and expenses. Normalized FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor does it purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of normalized FFO and AFFO may not be comparable to normalized FFO and AFFO reported by other REITs that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define FFO and AFFO or normalized FFO and normalized AFFO differently from the Company.
Occupancy Percentage. Occupancy Percentage represents the facilities’ average operating occupancy for the period indicated. The percentages are calculated by dividing the actual census from the period presented by the available beds/units for the same period. Occupancy for independent living facilities can be greater than 100% for a given period as multiple residents could occupy a single unit. All facility financial performance data were derived solely from information provided by operators/tenants without independent verification by the Company and are only included for stabilized properties. All facility financial performance data are presented one quarter in arrears. The Company includes the occupancy percentage for a property if it was owned by the Company at any time during the period presented and excludes the impact of strategic disposition candidates and facilities held for sale. Occupancy Percentage for facilities with new tenants/operators are only included in periods subsequent to our acquisition of the facilities.
Senior Housing. Senior housing facilities include independent living, assisted living, continuing care retirement community and memory care facilities.
Skilled Mix. Skilled Mix is defined as the total Medicare and non-Medicaid managed care patient revenue at skilled nursing facilities divided by the total revenues at skilled nursing facilities for any given period. All facility financial performance data were derived solely from information provided by the Company's tenants without independent verification by the Company and are only included for stabilized properties. All facility financial performance data are presented one quarter in arrears. The Company includes skilled mix for a property if it was owned by the Company at any time during the period presented and excludes the impact of strategic disposition candidates and facilities held for sale. Skilled Mix for facilities with new tenants/operators are only included in periods subsequent to our acquisition of the facilities.
Skilled Nursing/Post-Acute. Skilled nursing/post-acute facilities include skilled nursing facilities, multi-license designation, and mental health facilities.
Total Debt. The carrying amount of the Company’s secured revolving credit facility, senior unsecured notes, and mortgage indebtedness, as reported in the Company’s consolidated financial statements.
Total Secured Debt. Mortgage and other debt secured by real estate.

See reporting definitions.	27